Exhibit 10.48

AMENDMENT NO. 1 AND WAIVER (this “Amendment”), dated as of October 25, 2004, by and among PW EAGLE, INC., a Minnesota corporation (the “Company”) and the investors party to the Registration Rights Agreement dated as of September 20, 1999 (the “Investors”).

WHEREAS, the Company and the Investors are parties to a Registration Rights Agreement, dated as of September 20, 1999 (the “Registration Rights Agreement”) pursuant to which the Investors have certain rights; and

WHEREAS, the Company has requested, and the Investors party hereto are willing (subject to the terms and conditions hereof), to amend and waive certain provisions of the Registration Rights Agreement as provided herein;

NOW, THEREFORE, the parties hereto agree as follows:

1. Defined Terms.

(a) Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given to them in the Registration Rights Agreement.

(b) Section 1.1 of the Registration Rights Agreement shall be amended by adding the following new definitions to read in their entireties as follows:

“2004 Registration Rights Agreement” means that certain Registration Rights Agreement dated on or about the date hereof between the Company and Churchill Capital Partners IV, LP.

2. Amendment to Piggyback Registration Rights. Section 2.3 of the Registration Rights Agreement is hereby amended in its entirety to read as follows:

“2.3 Piggyback Registration.

If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to each Investor of its intention to so register such Securities and, upon the written request, given within 20 days after delivery of any such notice by the Company, of any such Investor to include in such registration Registrable Shares (which request shall specify the number of

Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the Securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company and the Investors that the inclusion of all Securities proposed or requested to be included in such registration would interfere with the successful marketing (including pricing) of any such Securities, then the number of Registrable Shares, Primary Shares and Other Shares proposed or requested to be included in such registration shall be included in the following order:

(i) first, (A) the Primary Shares proposed to be included in such registration, if the registration was initiated by the Company, or (B) any Other Shares requested to be included in such registration, if the registration was initiated by the holder or holders of such Other Shares pursuant to the exercise of demand registration rights in respect thereof;

(ii) second, the Primary Shares proposed to be included in such registration, if the registration was not initiated by the Company;

(iii) third, the Registrable Shares requested to be included in such registration pursuant to this Section 2.3, and any Other Shares requested to be included in such registration pursuant to the exercise of incidental registration rights, pro rata based upon the ratio that the number of shares of Common Stock proposed to be sold by each such prospective seller bears to the aggregate number of shares of Common Stock proposed to be sold by all such prospective sellers in such registration; and

(iv) fourth, any Other Shares requested to be included in such registration other than pursuant to the exercise of demand or incidental registration rights.”

3. Amendment to Holdback Agreement. Section 2.5(a) of the Registration Rights Agreement is hereby amended by inserting “provided, however that no Holder shall be bound by the restrictions contained in this Section 2.5(a) unless all officers and directors of the Company and members of the Spell Group who hold any Common Stock of Securities convertible into or exercisable or exchangeable for Common Stock shall have agreed to comparable restriction in respect of such registration.” after the phrase “after the effective date of such Registration Statement”.

4. Waiver of Conflict of Rights. The Investors hereby waive any conflict between the Registration Rights Agreement and the Company’s grant of registration rights under the 2004 Registration Rights Agreement.

5. Effectiveness of this Amendment. This Amendment shall become effective on the Effective Date (as defined in the Amendment No. 13 and Termination Agreement in respect of the Securities Purchase Agreement).

6. Miscellaneous.

(a) This Amendment is limited as specified and shall not constitute an amendment, modification or waiver of any other provision of the Registration Rights Agreement.

(b) This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Facsimile counterpart signatures to this Amendment shall be acceptable and binding.

(c) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(d) The headings used herein are for convenience of reference only and shall not affect the construction of, nor shall they be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this AMENDMENT NO. 1 AND WAIVER to be duly executed and delivered as of the date first above written.

PW EAGLE, INC.

By:	/s/ Dobson West
Name: Dobson West
Title: Secretary

J.P. MORGAN PARTNERS (23A SBIC), LLC

By:	J.P. MORGAN PARTNERS (23A SBIC MANAGER), INC., Its Managing Member

By:	/s/ Richard Waters
Name: Richard Waters
Title:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	David L. Babson & Company Inc. as Investment Advisor

By:	/s/ Charles C. McCobb, Jr.
Name: Charles C. McCobb, Jr.
Title: Managing Director

MASSMUTUAL CORPORATE INVESTORS

By:	/s/ Charles C. McCobb, Jr.
Name: Charles C. McCobb, Jr.
Title: Vice Treasurer

The foregoing is executed on behalf of MassMutual Corporate Investors, organized under a Declaration of Trust, dated September 13, 1985, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort to be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust’s property only shall be bound.

MASSMUTUAL PARTICIPATION INVESTORS

By:	/s/ Charles C. McCobb, Jr.
Name: Charles C. McCobb, Jr.
Title: Vice President

The foregoing is executed on behalf of MassMutual Participation Investors, organized under a Declaration of Trust, dated April 7, 1988, as amended from time to time. The obligations of such Trust are not binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust individually, but the Trust’s assets and property only shall be bound.

MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED

By:	David L. Babson & Company Inc. under delegated authority from Massachusetts Mutual Life Insurance Company, as Investment Manager

By:	/s/ Charles C. McCobb, Jr.
Name: Charles C. McCobb, Jr.
Title: Managing Director

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